UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2017

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2017, Amgen Inc. (the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with Novartis Pharma AG (“Novartis”) pursuant to which Amgen and Novartis will collaborate on the commercialization of erenumab in the United States. Under the terms of the Collaboration Agreement, Novartis will make milestone payments to Amgen that could collectively exceed $400 million depending on events. Under the terms of the Collaboration Agreement, Amgen will book sales of erenumab in the United States, share global research and development and U.S. commercial efforts and expenses with Novartis and pay to Novartis a significant royalty on net sales.

The Company and Novartis are parties to the Exclusive License and Collaboration Agreement dated as of August 28, 2015 (as amended to date, the “License Agreement”), under which Amgen leads global development of, and Novartis holds global co-development rights and commercial rights outside the United States and Japan to, erenumab and other investigative molecules in the Company’s migraine portfolio. Pursuant to the License Agreement, Novartis is funding a disproportional amount of global R&D expenses for the products and will pay Amgen double-digit royalties on net sales of the products, including erenumab.

The Collaboration Agreement provides that Novartis will assume agreed upon remaining global R&D expenses up to a cap, after which the parties will equally share global development costs for erenumab; in each case, except for Japan-specific development costs not previously agreed under the License Agreement. Novartis will also fund an agreed-upon portion of U.S. commercialization costs for erenumab in 2017 and 2018. Thereafter, the companies will share U.S. commercialization costs equally.

Under the Collaboration Agreement, for the United States the Company will manufacture erenumab and the parties will jointly develop the erenumab commercial strategy. Joint governing bodies oversee global development under the License Agreement and will oversee commercialization in the United States under the Collaboration Agreement. The Collaboration Agreement provides that in the United States, Amgen will promote erenumab in the primary care and specialist settings, and Novartis will promote erenumab in the specialist setting.

The Collaboration Agreement and License Agreement will each continue for the commercial life of the products unless sooner terminated in accordance with its terms. Each of the Collaboration Agreement and License Agreement contains a convenience termination right for Novartis which, in the case of erenumab, is exercisable only following the fifth anniversary of regulatory approval of erenumab in the United States.

In a press release issued on April 24, 2017, Amgen announced its entry into the Collaboration Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: April 24, 2017	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated April 24, 2017.

2